Exhibit 24(b)(8.14)

FIFTH AMENDMENT

TO SELLING AND SERVICES AGREEMENT

            This Fifth Amendment dated as of April 22, 2009 by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.) (“ING Financial”) (collectively “ING”), and AllianceBernstein Investments, Inc. (formerly AllianceBernstein Investment Research and Management, Inc.) (“Distributor”) is made to the Selling and Services Agreement dated as of July 26, 2000 (the “Agreement”) as amended on June August 8, 2007, September 23, 2003, January 1, 2003, and July 1, 2001.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, ING Institutional is a limited liability company that provides various recordkeeping and other administrative services to certain Plans; and

            WHEREAS, the parties wish to add ING Institutional to the Agreement; and

            WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

            1.         ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions relating to ING Life in the Agreement are hereby amended to refer to both ING Life and ING Institutional.  The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and IFA.

            2.         Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                        2.         Omnibus Account.

The parties agree that up to two omnibus accounts, each held in the name of the Nominee, shall be maintained for those Plan assets directed for investment in the Funds (“Account” or “Accounts").  One such omnibus account may be maintained in connection with Plans for which ING Life is providing various recordkeeping and other administrative services, and the other such omnibus account may be maintained in connection with Plans for which ING Institutional is providing various recordkeeping and other administrative services.  Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services.  ING Life or ING Institutional, as service agents for the Plans, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

3.         Paragraphs 4 and 5 of the Agreement are hereby deleted in their entirety and replaced with the following:

4.         Servicing Fees:  The provision of shareholder and administrative services to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional, or the Nominee and shall not be the responsibility of Distributor.  The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement.  It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders.  In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay or cause to be paid an annual fee as specified in Schedule A (attached), based on the average net assets invested in the Funds through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter.  Within thirty (30) days after the end of each calendar quarter Distributor shall provide ING Life or ING Institutional with a statement showing the aggregate value of ING Life’s or ING Institutional’s accounts for the preceding quarter and include therewith a payment to ING Life or ING Institutional for the compensation due ING Life in accordance with this paragraph.  Within forty-five (45) days after the end of each quarter, ING will send a report to the Distributor or its designee indicating the aggregate number of Participants in the Plans during the quarter.  The parties understand and agree that Servicing Fees shall only be payable with respect to defined contribution plans.  For the avoidance of doubt, no Servicing Fees shall be paid with respect to defined benefit plans.

5.         12b-1 Fees.  To compensate ING Financial for its distribution of Fund Shares, Distributor shall make quarterly payments to ING Financial, as specified in Schedule A (attached), based on the average net assets invested in Fund shares through ING Life’s arrangements with Plans in each calendar quarter.  Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial.

            4.         The following is added as Section 12(d) to the Agreement:

(d) Representations of ING Institutional.  ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

            5.         The following replaces Section 14(b) of the Agreement:

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(b)  Notices.  All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

                                    To ING Life/ING Financial/ING Institutional:

                                    Michael Pignatella

                                    Counsel

                                    ING Americas Legal Services

                                    One Orange Way, C1S

                                    Windsor, CT  06095

                                    Fax: 860-580-4934

                        To Distributor:

                                    AllianceBernstein Investments, Inc.

                                    Legal Department

                                    1345 Avenue of the Americas

                                    17th Floor

                                    New York, New York 10105

                                    Attention: Daniel A. Notto, Esq.

                                    (212) 969-2242 (phone)

                                    (212) 969-2290 (fax)

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

6.         Attachment A to the Agreement is hereby deleted and replaced by Schedule A, attached hereto, which lists the Funds available under the Agreement and the fees payable.

7.         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

            8.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

[Signatures appear on next page.]

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ING LIFE INSURANCE AND ANNUITY COMPANY                                                                                                              By:_/s/ David A. Kelsey                      Name:  David A. Kelsey Title: VP

ALLIANCEBERNSTEIN INVESTMENTS, INC. By: /s/ Daniel A. Notto Name: Daniel A. Notto Title: Assistant Secretary
ING Financial Avisers, LLC By:_/s/ David A. Kelsey Name: David A. Kelsey Title: COO/VP
ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz attorney in fact Name: Michelle Sheiowitz Title: Vice President

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Schedule A

List of Available Funds

All Class A shares of AllianceBernstein Funds, except the AllianceBernstein Exchange Reserves Fund

All Class R shares of AllianceBernstein Funds, except the AllianceBernstein Exchange Reserves Fund

All Class K shares of AllianceBernstein Funds, except the AllianceBernstein Exchange Reserves Fund

All Class I shares of AllianceBernstein Funds, except the AllianceBernstein Exchange Reserves Fund

Fee Schedule

As compensation for the services ING renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

Share Class	A1	R	K	I
12b-1 Fees	xx%	xx%	xx%	xx%
Service Fees	xx%[2]	xx%	xx%	xx%
Total Fees	xx%	xx%	xx%	xx%

1 The parties understand that Class A Shares of the Funds are not available to new Plans for which IIPS commences services after April 1, 2008 or for which ING Life commences services after the date of this Amendment, and should any such Plans invest in Class A Shares after the effective date, the Company will not pay service fees with respect to those Class A investments, except that Plans which invest (as of April 1, 2008) through the ING (k)Choice 1 MFP product shall retain both any current investment in Class A Shares of the Funds as well as the option of prospectively investing in Class A Shares of the Funds and Company shall pay service fees with respect to those Class A investments.

2 The Service Fee rate for Class A shares with respect to Plans serviced by ING Life shall be xx%.

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ALLIANCEBERNSTEIN INVOICE SUBMISSION INFORMATION

ABIS Invoice Contact Person:	Amy Milam*
Phone:	210-384-6139
Fax:	210-384-6920
Email:	TaFinAdmin@alliancebernstein.com

Mailing Address:	AllianceBernstein Investor Services
Attn: TA Financial Administration Department
8000 IH-10 West, 4th Floor
San Antonio, TX 78230

*ABIS may advise ING of any change in the ABIS invoice contact person.

All invoice requests must include the following information:

•         Company Name

•         Contact Person

•         Payee and Mailing Address for check

•         Company Tax Identification Number

•         Administrative Service Fee Rate

•         Average Daily Assets by fund,  number of Participants by fund, and Payment Calculation  should be broken out by fund

•         Total Average Daily Assets

•         Total number of  Participants

•         Total Payment Calculation

Such information shall be provided to ABIS substantially in the sample format attached hereto:

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Sample Invoice Format

	Company Name
	Address

Company Tax Identification Number

	Company Contact Person
	Phone Number

	Quarter

Administrative Service Fee Rate

		Fund Name	Fund #	Mutual Fund Account #	Participant Counts by fund	Average Daily Assets by fund	Quarterly Amount
1
2
3
4

	Total Average Assets					$0.00
	Total number Participants				0
	Amount Due						$0.00

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